Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, and Class Y Shares' Prospectus of Pioneer Oak Ridge Small Cap Growth Fund, Class A, Class B, Class C, Class R, and Class Y Shares' Prospectus of Pioneer Oak Ridge Large Cap Growth Fund, and Class A, Class C, and Class Y Shares' Prospectus of Pioneer Select Mid Cap Growth Fund; and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, and Class Y Shares' Statement of Additional Information of Pioneer Oak Ridge Small Cap Growth Fund, Class A,
Class B, Class C, Class R, and Class Y Shares' Statement of Additional Information of Pioneer Oak Ridge Large Cap Growth Fund, and Class A, Class C, and Class Y Shares' Statement of Additional Information of Pioneer Select Mid Cap Growth Fund Statement of Additional Information and to the incorporation by reference of our report, dated January 26, 2011, on the financial statements and financial highlights of Pioneer Oak Ridge Small Cap Growth Fund, Pioneer Large Cap Growth Fund, and Pioneer Select Mid Cap Growth Fund, included in the Annual Report to the Board of Trustees and Shareowners for the year ended November 30, 2010 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A, No. 333-108472) of Pioneer Series Trust I.



/s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 25, 2011